EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 28, 2010 in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Thermon Holding Corp. and subsidiaries for the registration of $210,000,000 aggregate principal amount of Thermon Industries, Inc.’s 9.500% Senior Secured Notes due 2017 and related guarantees.

/s/ Ernst & Young LLP

Austin, Texas
September 29, 2010